Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

by and among

6297782 LLC

the Guarantors specified herein

and

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

As Representatives of the several Initial Purchasers

Dated as of August 28, 2024

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 28, 2024, by and among 6297782 LLC, a Delaware limited liability company (the “Company”), the Guarantors (as defined below) and J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., BMO Capital Markets Corp., CIBC World Markets Corp., National Bank of Canada Financial Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, ATB Securities Inc., PNC Capital Markets LLC, and Truist Securities, Inc. (collectively, the “Initial Purchasers”, and J.P. Morgan Securities LLC together with RBC Capital Markets, LLC, as representatives of such Initial Purchasers, the “Representatives”), each of whom has agreed to purchase, severally and not jointly, the Company’s 4.911% Senior Notes due 2027, the Company’s 5.026% Senior Notes due 2029, the Company’s 5.584% Senior Notes due 2034, and the Company’s 6.176% Senior Notes due 2054 (together, the “Initial Notes” and together with the Guarantees (as defined below) the “Initial Securities”) pursuant to the Purchase Agreement (as defined below). The Initial Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Guarantors (the “Guarantees”).

This Agreement is made pursuant to the Purchase Agreement, dated August 14, 2024 (the “Purchase Agreement”), among the Company, the Guarantors, J.P. Morgan Securities LLC in its capacity as selling securityholder (the “Selling Securityholder”), the Initial Purchasers and, solely for purposes of Section 2(a), 2(b) and 2(c) thereof, TransCanada PipeLines Limited, a corporation incorporated under the laws of Canada (“TCPL”), (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9(n) of the Purchase Agreement.

Subject to the consummation of the proposed spin-off of TC Energy Corporation’s liquids pipeline business (the “Spin-Off ”), on the date of the consummation of the Spin-Off, South Bow Corporation, a corporation incorporated under the laws of Canada, will (i) execute and deliver a joinder to this Agreement, substantially in the form attached as Annex I to this Agreement (the “Joinder Agreement”), pursuant to which South Bow Corporation will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original party hereto and (ii) enter into, together with the Company, the Guarantors and the Trustees, a supplemental indenture (the “South Bow Supplemental Indenture”) to the Indenture, pursuant to which South Bow Corporation will guarantee the Initial Notes on a senior unsecured basis. Following the execution of the Joinder Agreement, for purposes of this Agreement the term Guarantors shall include South Bow Corporation and the term Guarantees shall include South Bow Corporation’s guarantees of the Initial Notes.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or Canadian or U.S. federal holiday or a day on which banking institutions or trust companies located in Calgary, Alberta, Toronto, Ontario or New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer evidencing the same indebtedness as the Initial Securities, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer as of the original expiration date of the Exchange Offer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders and evidencing the same indebtedness as the Transfer Restricted Securities.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 4.911% Senior Notes due 2027, the 5.026% Senior Notes due 2029, the 5.584% Senior Notes 2034, and the 6.176% Senior Notes due 2054 of the same series under the Indenture as the Initial Notes, together with the Guarantees thereof, to be issued to Holders in exchange for and to evidence the same indebtedness as the Transfer Restricted Securities pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Initial Securities or the Exchange Securities.

Guarantees: As defined in the preamble hereto.

Guarantors: 15142083 Canada Ltd., a corporation organized under the laws of Canada, and South Bow Canadian Infrastructure Holdings Ltd., a corporation organized under the laws of Canada. Following the execution of the Joinder Agreement, the term Guarantors shall also include South Bow Corporation.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of August 1, 2023 by and among the Company, as issuer, the Guarantors, as guarantors, The Bank of New York Mellon (the “U.S. Trustee”) and BNY Trust Company of Canada (the “Canadian Trustee” and together with the U.S. Trustee, the “Trustees” and each a “Trustee”), together with the first supplemental indenture relating to the 2034 Notes (the “First Supplemental Indenture”), dated as of August 1, 2023, by and among the Company, the Guarantors, the Trustees, and, solely for the purpose of Section 4.02 of the First Supplemental Indenture, TCPL, the second supplemental indenture amending certain terms of the 2034 Notes (the “Second Supplemental Indenture”), dated as of August 14, 2024 by and among the Company, the Guarantors, the Trustees, and, solely for the purpose of Sections 2.02, 4.02, 7.01 and 7.03 of the Second Supplemental Indenture, TCPL, the third supplemental indenture relating to the 2027 Notes, the 2029 Notes and the 2054 Notes (the “Third Supplemental Indenture”), dated as of August 28, 2024, by and among the Company, the Guarantors, the Trustees and, solely for the purpose of Sections 2.02, 4.02, 7.01 and 7.03 of the Third Supplemental Indenture, TCPL, as such Indenture is amended or supplemented from time to time (including, following the execution thereof, pursuant to the South Bow Supplemental Indenture) in accordance with the terms thereof.

Initial Purchasers: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company, and the sale by the Selling Securityholder, as applicable, of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.

Joinder Agreement: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement (including a shelf registration statement) of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Representatives: As defined in the preamble hereto.

Securities: The Initial Securities and/or the Exchange Securities, as applicable.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

South Bow Supplemental Indenture: As defined in the preamble hereto.

Spin-Off: As defined in the preamble hereto.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: Means each Initial Security until the earliest of: (i) the date on which such Initial Security has been exchanged in an Exchange Offer by a person other than a Broker-Dealer receiving Exchange Securities in the Exchange Offer (a “Participating Broker Dealer”) for freely transferable Exchange Securities evidencing the same indebtedness as the Initial Securities, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement (or such a prospectus is made available to such Participating Broker-Dealer by the Company pursuant to this Agreement), (iii) the date on which such Initial Security has been disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Initial Security shall cease to be outstanding.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission after the Closing Date a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to become effective no later than 360 days after the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in any event within 60 days after the 360-day period referred to in clause (ii) above. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is first sent to the Holders. The Company and the Guarantors shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement, except where the Exchange Offer is made pursuant to a shelf registration statement and a prospectus which forms part thereof, as supplemented by a prospectus supplement relating solely to the Exchange Offer and no other securities.

(c) The Company and the Guarantors shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restrict Securities acquired directly from the Company or a Guarantor), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

The Company and the Guarantors will not be required to, and the Registration Statement and the Prospectus will not, qualify the Exchange Securities for public distribution under applicable securities laws in any province or territory of Canada.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with) or (ii) with respect to any Holder of Transfer Restricted Securities (other than by reason of being an affiliate of the Company or a Guarantor), such Holder notifies the Company within 20 Business Days following consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or a Guarantor or one of their affiliates, then, upon such Holder’s request, the Company and the Guarantors shall cause to be filed a shelf registration statement pursuant to the Securities Act on an applicable form, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) and use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to the later of (A) 360 days after the Closing Date and (B) the earliest to occur of (1) the 90th day after the date on which the Company and the Guarantors determine that they are not required to file the Exchange Offer Registration Statement and (2) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities in the case of clause (1) above and, in the case of clause (2) above, resales of Transfer Restricted Securities by the Holders of which shall have provided the information required pursuant to Section 4(b) hereof.

The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earliest of (i) the date when all the Initial Securities covered by such Shelf Registration Statement can be sold to the public under Rule 144 under the Securities Act without regard to the volume limitations included therein and without regard to whether the Company is current in its Exchange Act filings (assuming they are not held by an affiliate of the Company or a Guarantor) and (ii) the date on which all of the Initial Securities covered by such Shelf Registration Statement are disposed of in accordance therewith.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company and the Guarantors may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein; if a Holder fails to provide such requested information within such 20 Business Days, the Company and the Guarantors may exclude such Holder’s Transfer Restricted Securities from such Shelf Registration Statement; any failure to provide such information shall not require the Company or the Guarantors to pay additional interest pursuant to an increase in the applicable interest rate provided for in Section 5 of this Agreement. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not contain any material misstatement or omission.

The Company and the Guarantors will not be required to, and the Registration Statement and the Prospectus will not, qualify the distribution of Initial Securities by the Holders of Transfer Restricted Securities under applicable securities laws in any province or territory of Canada.

SECTION 5. Additional Interest. If (i) any of the Registration Statements required to be filed by the Company and the Guarantors pursuant to this Agreement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (ii) the Exchange Offer has not been Consummated within 60 days after the 360-day period referred to in Section 3(a) above (if the Exchange Offer is then required to be made) or (iii) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Securities covered thereby during the periods specified in this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared or automatically effective except as permitted by Section 6(e) (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company and the Guarantors hereby agree to pay additional interest (“Additional Interest”) to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of any Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Transfer Restricted Securities held by such Holder, and which shall increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Transfer Restricted Securities at the end of each subsequent 90-day period until all Registration Defaults have been cured, but in no event shall the aggregate amount of all such Additional Interest exceed one-half of one percent (0.50%) per annum. All accrued Additional Interest will be paid by the Company and the Guarantors on each interest payment date. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. Notwithstanding the foregoing, the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company and the Guarantors there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities unless the Commission has announced its intention not to grant no-action letters of such kind. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take any action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company and the Guarantors setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission (which may include a “no-action” position by the Commission staff).

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or any Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s and the Guarantors’ preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company or a Guarantor.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof in accordance with Section 4.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), the Company and the Guarantors shall in all cases, subject to Section 6(e):

(i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to the Securities Act, and to comply in all material respects with the applicable provisions of applicable rules under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. Subject to Section 6(e), if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or if any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) upon request, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than documents incorporated by reference in such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company and the Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to take any actions under this Section 6(c)(iv) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus that materially changes the disclosure therein taken as a whole, provide copies of such document to the Initial Purchasers (if they are selling Holders under the relevant Registration Statement), and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to negotiation, execution and delivery of customary confidentiality agreements, and include such information in such document prior to the filing thereof as the Initial Purchasers or underwriter(s), if any, reasonably may request. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to take any actions under this Section 6(c)(v) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(vi) upon request, make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant, subject to negotiation, execution and delivery of customary confidentiality agreements, to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to take any actions under this Section 6(c)(vi) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) if such documents are not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), upon request, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, (without any documents incorporated by reference therein or exhibits thereto, unless requested);

(ix) upon request, if not available on EDGAR, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; provided, that if no Registration Statement is effective or no Prospectus is usable in accordance with the provisions of Section 6(b) hereof, the Company shall deliver to each selling Holder a notice to that effect in response to such request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of an Exchange Offer Registration Statement, upon the request of any known Broker-Dealer required to deliver the Prospectus contained in an Exchange Offer Registration Statement or in the case of a Shelf Registration Statement, upon the request of the underwriters, if any, the Initial Purchasers with Securities registered thereunder, if any, or Holders of a majority in principal amount of the outstanding Securities registered thereunder, the Company and the Guarantors shall:

(A) in the case of an Underwritten Offering, furnish to each Initial Purchaser (if a selling Holder), each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) certificates, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, including officers’ certificates, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 9(i) of the Purchase Agreement, as applicable, and such other matters as such parties may reasonably request; and

(2) opinions in customary form, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, of counsel(s) for the Company and the Guarantors covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as such parties may reasonably request; and

(3) customary comfort letters, dated the date of effectiveness of the Shelf Registration Statement, from South Bow Corporation’s independent public accountants in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 9(f) of the Purchase Agreement, without exception; and

(B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this Section 6(c)(x), if any.

(xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities of the same series under the Indenture as such Initial Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor and evidencing the same indebtedness as the Initial Securities or being sold by such Holder, such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (other than those applicable, as the case may be, to sales in Canada); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the US. Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xvii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement of South Bow Corporation meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustees and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustees to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xix) provide promptly to each Holder upon request each document filed by South Bow Corporation with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

(d) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Holder receiving such notice shall be required to either (I) destroy all copies, other than permanent file copies, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice, or (II) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice; provided, however, that no such extension which exceeds the period specified in Section 6(e) shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph (except pursuant to Section 6(e)) shall be treated as a Registration Default for purposes of Section 5 hereof.

(e) If the Company and the Guarantors are required to file a Shelf Registration Statement with respect to any Securities or in connection with the use of any Exchange Offer Registration Statement by Participating Broker-Dealers, the Company and the Guarantors will be entitled to delay such filing or, if they have filed such registration statement, from time to time to require Holders or Participating Broker-Dealers to delay or discontinue the sale or other disposition of Securities pursuant to that Shelf Registration Statement or Exchange Offer Registration Statement for a reasonable period of time not to exceed 45 consecutive days with no more than two such delays in filing or delays or suspension of effectiveness in any calendar year.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws; (v) the fees and disbursements of the Trustees and their counsel; (vi) all fees and disbursements of counsel for the Company and the Guarantors and, subject to Section 7(b) hereof, one counsel to the Holders of Transfer Restricted Securities; (vii) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (viii) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or any Guarantor.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified

Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus used in violation of this Agreement or any “issuer information” filed, or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company and the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement, to the extent it is not prejudiced by such failure. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). In case any such action is brought against any Holder and such Holder seeks or intends to seek indemnity from the Company and the Guarantors, the Company and the Guarantors will be entitled to participate in and, to the extent that it shall elect by written notice delivered to such Holder promptly after receiving the aforesaid notice from such Holder, to assume the defense thereof with counsel reasonably satisfactory to such Holder; provided, however, if the defendants in any such action include (i) the Company and the Guarantors and (ii) such Holder, and such Holder shall have reasonably concluded that a conflict may arise between the positions of the Company and the Guarantors, on the one hand, and such Holder, on the other, in conducting the defense of any such action or that there may be legal defenses available to it which are different from or additional to those available to the Company and the Guarantors, such Holder shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Holder. Upon receipt of notice from the Company to such Holder of the Company’s and the Guarantors’ election so to assume the defense of such action and approval by such Holder of counsel, the Company and the Guarantors will not be liable to such Holder under this Section 8 for any legal or other expenses subsequently incurred by such Holder in connection with the defense thereof unless (i) such Holder shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the Company and the Guarantors shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), approved by such Holder, representing such Holder) or (ii) the Company and the Guarantors shall not have employed counsel satisfactory to such Holder to represent such Holder within a reasonable time after notice of commencement of the action, in each of which cases the reasonable out-of-pocket fees and expenses of counsel shall be at the expense of the Company and the Guarantors. The Company and the Guarantors under this Section 8 shall not be liable for any settlement of any proceeding effected without the Company’s and the Guarantors’ written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Guarantors agree to indemnify the Holder against any loss, claim, damage, liability or expense by reason of such settlement or judgment. The Company and the Guarantors shall not, without the prior written consent of a Holder, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such Holder is or could have been a party and indemnity was or could have been sought hereunder by such Holder, unless such settlement, compromise or consent (i) includes an unconditional release of such Holder from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of such Holder.

(b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors and officers, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any Guarantor and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with reference to written information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company and the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Selling Securityholder from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, in such proportion that is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the

Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Guarantors, on the one hand, and each Holder of Transfer Restricted Securities, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and neither the Company nor any Guarantor is subject to Section 13 or 15(d) under the Exchange Act or exempt therefrom pursuant to Rule 12g3-2(b) thereunder, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser, upon their request, of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company and the Guarantors.

SECTION 12. Miscellaneous.

(a) No Inconsistent Agreements. The Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any Guarantor’s securities under any agreement in effect on the date hereof.

(b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and the Guarantors have (i) in the case of Section 5 hereof and this Section 12(b)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company, the Guarantors or their affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Guarantors shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), email or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

6297782 LLC

450-1st St

SW, Calgary AB

T2P 5H1

Email: lori_muratta@tcenergy.com

Attention: General Counsel

and

15142083 Canada Ltd.

450-1st St

SW, Calgary AB

T2P 5H1

Email: lori_muratta@tcenergy.com

Attention: General Counsel

and

South Bow Canadian Infrastructure Holdings Ltd.

450-1st St

SW, Calgary AB

T2P 5H1

Email: lori_muratta@tcenergy.com

Attention: General Counsel

With copies to:

White & Case LLP

609 Main Street, Suite 2900

Houston, TX 77002

Email: a.j.ericksen@whitecase.com

Attention: A.J. Ericksen

All such notices and communications shall be deemed to have been duly given: at the time of transmission, if transmitted by e-mail; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustees at the addresses specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Each of the Company and the Guarantors irrevocably (i) agrees that any legal suit, action or proceeding against the Company or a Guarantor brought by any Holder or by any person who controls any Holder arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any federal or state court located in New York (a “New York Court”), (ii)

waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Guarantors has appointed TransCanada PipeLine USA Ltd., 700 Louisiana Street, Suite 700, Houston, Texas, 77002-2700, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Guarantors represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Guarantors shall be deemed, in every respect, effective service of process upon the Guarantors. To the extent that any Guarantor has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. The provisions of this clause (h) shall survive any termination of this Agreement, in whole or in part.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follows.]

6297782 LLC

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta
Title: Vice-President

15142083 Canada Ltd.

By:	/s/ Kevin Engel
Name: Kevin Engel
Title: Vice-President, Corporate Finance

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

By:	/s/ Kevin Engel
Name: Kevin Engel
Title: Vice-President, Corporate Finance

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The foregoing Agreement is hereby confirmed and accepted by the Representatives acting on behalf of themselves and the other Initial Purchasers as of the date first above written.

By: J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By: RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

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ANNEX I

Joinder Agreement

[  ], 2024

6297782 LLC

c/o 450-1st St

SW, Calgary AB

T2P 5H1

15142083 Canada Ltd.

c/o 450-1st St

SW, Calgary AB

T2P 5H1

South Bow Canadian Infrastructure Holdings Ltd.

c/o 450-1st St

SW, Calgary AB

T2P 5H1

and

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

As Representatives of the several Initial Purchasers named in the Registration Rights Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

Ladies and Gentlemen:

Reference is hereby made to that certain registration rights agreement (the “Registration Rights Agreement”) dated August 28, 2024 among 6297782 LLC, a Delaware limited liability company (the “Company”), the Guarantors party thereto and the several initial purchasers named therein relating to the registration rights granted by the Company and the Guarantors in respect of the Company’s 4.911% Senior Notes due 2027 (the “2027 Notes”), 5.026% Senior Notes due 2029

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(the “2029 Notes”), 5.584% Senior Notes due 2034 (the “2034 Notes”), and 6.176% Senior Notes due 2054 (the “2054 Notes” and together with the 2027 Notes, the 2029 Notes and the 2037 Notes, the “Notes”) which are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Guarantors (the “Guarantees”, and the Notes and the Guarantees together, the “Initial Securities”) in order to induce the Initial Purchasers to enter into the Purchase Agreement dated August 14, 2024 among the Company, the Guarantors, J.P. Morgan Securities LLC as selling securityholder, the Initial Purchasers, and, solely for purposes of Section 2(a), 2(b) and 2(c) thereto, TransCanada PipeLines Limited, to purchase the Initial Securities.

In connection with the closing of the spin-off of TC Energy Corporation’s liquids pipelines business, the undersigned has guaranteed the Initial Securities and has become a party to the Registration Rights Agreement.

1.

Joinder. The undersigned hereby acknowledges that it has received a copy of the Registration Rights Agreement and acknowledges and agrees with the Company, the other Guarantors and the Initial Purchasers that by its execution and delivery hereof it shall, from and after the date hereof, (i) join and become a party to the Registration Rights Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to it as set forth in and in accordance with the terms of the Registration Rights Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Registration Rights Agreement.

2.

Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Joinder Agreement or any document to be signed in connection with this Joinder Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

3.

Amendments or Waivers. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

4.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder Agreement.

5.

Governing Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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6.

Waiver of Jury Trial. The undersigned hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

SOUTH BOW CORPORATION

By:
Name:
Title:

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